Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
INDUS INTERNATIONAL INC.                              ARISTA PR INC.
GARY FRAZIER, (770) 989-4188                          RIS COWAN, (770) 735-3622
GARY.FRAZIER@INDUS.COM                                RCOWAN@ARISTAPR.COM


                 Indus Names Fred Schwab to Board of Directors


ATLANTA, JUNE 15, 2004 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)(TM) solutions, today announced the appointment of Fred Schwab as a new member of the Indus Board of Directors, effective immediately.

Schwab was President and CEO of Porsche Cars North America (PCNA) from 1992 to 2003. During this time, PCNA grew its annual sales of sports cars in North America more than five-fold and established itself as the most important sales market for Porsche cars in the world. Schwab also led the company's strategic development of innovative service offerings that successfully increased the company's revenue. Today, in addition to delivering financial services and customer care to its automobile customers, Porsche also provides consulting and engineering services to third-party companies and customers, respectively.

"Empowering manufacturing companies to efficiently and cost-effectively deliver world-class services to customers is a core objective of the Indus SDM strategy," said Indus Chairman Thomas R. Madison. "Fred Schwab's background with an industry-leading manufacturer like Porsche, as well as his strong services and delivery management experience, will prove extremely valuable as we expand our SDM sales efforts into growth markets such as the manufacturing aftermarket and managed services industries. We are extremely pleased to have him join the Indus Board of Directors."

"Today more than ever, manufacturers must innovate to compete in an increasingly global marketplace, and services offer one of the greatest opportunities for competitive differentiation," said Schwab. "Indus is ahead of the competition in recognizing this reality and developing comprehensive solutions to facilitate the efficient delivery of value-added services. I am confident that, with these solutions and the combined expertise of Indus management, Indus is poised to sustain long-term market leadership in SDM."

Schwab retired from PCNA in March 2003 and is currently a Board member, chairman of the Audit Committee and a member of the Corporate Governance Committee for Boyd Gaming Corporation (BYD-NYSE). Schwab began his career with Touche Ross & Co. (today known as Deloitte & Touche), where he became a partner. In 1974 he joined Fruehauf Corporation and in 1982 was appointed as executive vice president, Fruehauf International. In 1985 he joined PCNA, where he was promoted to senior executive vice president three years later and named president and chief executive officer in 1992.

A native of Detroit, Schwab earned a Bachelor of Arts degree in Accounting from Michigan State University. He served as Chairman of the Association of International Automobile Manufacturers from 1995 until 1998. Currently, he is a member of the National Board of Directors of the Hope Foundation and also serves as a Board member to Michigan State University's Eli Broad College of Business.

                           ABOUT INDUS INTERNATIONAL

Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to Indus' ability to sustain market leadership in the Service Delivery Management Market. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of Wishbone, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the Wishbone business and products, ability to realize anticipated or any synergies or cost-savings from the acquisition, current market conditions for Indus' and Wishbone products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/Wishbone offerings, Indus' ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus' and Wishbone products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to and the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions and the timing and extent of a recovery, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2004 Annual Report on Form 10-K, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

                                      ###